Exhibit 99.3

PHI, Inc. Announces Confirmation of Plan to Address Outstanding Debt,

Strengthen Its Balance Sheet, and Position the Company for Long-Term Success

PHI and Principal U.S. Entities Expect to Complete Voluntary Chapter 11 Debt Restructuring

by the end of August

LAFAYETTE, LOUISIANA, July 31, 2019 – PHI, Inc. (OTC: PHIIQ (voting) PHIKQ (non-voting)) (“PHI” or the “Company”) today announced that the United States Bankruptcy Court for the Northern District of Texas has confirmed the amended Plan of Reorganization of PHI and its principal U.S. entities (the “Debtors”) and indicated that it will issue a written order to this effect, representing the last major milestone in the Company’s restructuring process. PHI expects to consummate the Plan and successfully emerge from Chapter 11 by the end of August with a sustainable debt structure that positions the Company for long-term success.

“The Court has now confirmed our Plan, clearing a path for us to emerge with balance sheet strength that matches our industry leading positions,” PHI Chief Operating Officer and President Lance Bospflug said. “Our management team has always been confident that PHI would complete this process as a stronger company, employer and business partner, and we have achieved each of these goals with our confirmed Plan. We have a strong, committed culture and now the positive momentum we need for this talented team to even better serve our customers and other stakeholders, when we emerge from this process.”

Upon emergence, PHI’s unsecured creditors will own 100% of the Company’s equity, subject to the issuance of warrants to current equity holders and future dilution. PHI also expects to gain access to $225 million of new five-year term loan financing aligned with its current business plan and to receive an infusion of new equity financing from certain of its current unsecured creditors. Upon the effective date, Al Gonsoulin will retire as the Chief Executive Officer and Chairman of the Board of PHI. Upon the effective date, Lance Bospflug will become PHI’s Chief Executive Officer and will be named to the Company’s new Board of Directors.

The consummation of the Plan will be subject to the satisfaction or waiver of several conditions, including completion of the above-described debt and equity financings, the payment in full of all debt owed to Thirty-Two, LLC and Blue Torch Capital, and the finalization of various documents.

Additional information on the Debtors’ Plan and their anticipated emergence from the Chapter 11 process can be found at the Company’s dedicated microsite at https://restructuring.phihelico.com. Bankruptcy Court filings are available at https://cases.primeclerk.com/PHI.

ABOUT PHI, INC.

PHI, Inc. is one of the world’s leading helicopter services companies, operating over 240 aircraft in over 70 locations around the world. Known industry wide for the relentless pursuit of safe, reliable helicopter transportation, PHI offers services to the offshore Oil and Gas, Air Medical applications, and Technical Services applications around the world. The highly trained pilots, maintenance technicians, clinicians and diverse professional talent across the organization gives the company a great depth in all areas of operation and is composed of highly skilled, dedicated, and loyal employees. In addition to operations in the United States, the company has operated in 43 foreign countries and continues to operate for customers across the globe. PHI’s Headquarters are in Lafayette, Louisiana USA and PHI employs approximately 2,200 personnel globally.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release are “forward-looking” statements, as defined by (and subject to the “safe harbor” protections under) the federal securities laws. When used herein, the words “anticipates,” “expects,” “believes,” “seeks,”

“hopes,” “intends,” “plans,” “projects,” “will” and similar words and expressions are intended to identify forward-looking statements. Forward-looking statements are based on a number of judgments and assumptions as of the date such statements are made about future events, many of which are beyond PHI’s control. These forward-looking statements, and the assumptions on which they are based, (i) are not guarantees of future events, (ii) are inherently speculative and (iii) are subject to significant risks and uncertainties. Actual events and results may differ materially from those anticipated, estimated, projected or implied by PHI in those statements if one or more of these risks or uncertainties materialize, or if PHI’s underlying assumptions prove incorrect. All of PHI’s forward-looking statements are qualified in their entirety by reference to PHI’s discussion of certain important factors that could cause PHI’s actual results to differ materially from those anticipated, estimated, projected or implied in those forward-looking statements.

Factors that could cause PHI’s results to differ materially from the expectations expressed in such forward-looking statements include, but are not limited to, PHI’s ability to consummate its contemplated debt and equity financings and to implement all other components of the Debtors’ amended Plan of Reorganization, the risks attendant to the bankruptcy process, including the effects of the Chapter 11 cases on PHI and its various constituents, risks associated with restrictions on PHI’s ability to pursue and execute its business strategies, uncertainty regarding the Company’s ability to obtain additional capital in the future, uncertainty regarding the Company’s ability to attract and retain key personnel, the uncertainty and continuing risks associated with the Company’s ability to achieve its stated goals and continue as a going concern; PHI’s ability to implement operational improvement efficiencies; the trading price and volatility of the Company’s common stock and risks related to PHI’s delisting from Nasdaq as well as other risks referenced from time to time in PHI’s filings with the U.S. Securities and Exchange Commission.

Additional factors or risks that PHI currently deems immaterial, that are not presently known to PHI, that arise in the future or that are not specific to PHI could also cause PHI’s actual results to differ materially from its expected results. Given these uncertainties, investors are cautioned not to unduly rely upon PHI’s forward-looking statements, which speak only as of the date made. PHI undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Further, PHI may make changes to its intentions or plans at any time, without notice and for any reason, and can provide no assurances as to the ultimate outcome of the Chapter 11 cases.

Media Contact:

FTI Consulting – Sarah Rosselet

Sarah.Rosselet@fticonsulting.com

+1 (312) 428-2638

Investor Contact:

PHIinfo@primeclerk.com

+1 (844) 216-8745